Filed Pursuant to Rule 424(b)(3)

Registration No. 333-229515

PROSPECTUS

3,000,000 Shares

RING ENERGY, INC.

Common Stock

This prospectus relates to the possible resale or other disposition of up to 3,000,000 shares of our common stock par value $0.001 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of any shares of common stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale or other disposition of the shares of common stock. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The prices at which the selling stockholder may dispose of its shares of common stock will be determined by the selling stockholder at the time of sale and may be at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the selling stockholder and the times and manner in which it may offer and sell the shares or interests therein under this prospectus is provided under “Selling Stockholder” and “Plan of Distribution” in this prospectus. The selling stockholder may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We encourage you to carefully read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, before you invest in our common stock.

Our common stock trades on the NYSE American under the symbol “REI.” The last reported sales price of our common stock on March 14, 2019, was $5.92 per share.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISKS ASSOCIATED WITH ANY INVESTMENT IN OUR SECURITIES THAT ARE DESCRIBED IN “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS, ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED HEREIN AND THEREIN BY REFERENCE BEFORE MAKING AN INVESTMENT DECISION IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2019

Neither we nor the selling stockholder has authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any applicable supplement to this prospectus or any associated “free writing prospectus.” In this prospectus, any reference to an applicable prospectus supplement may refer to a “free writing prospectus,” unless the context otherwise requires. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable prospectus supplement. None of this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

All references to “Company,” “Ring,” “we,” “our,” “ours” and “us” refer solely to Ring Energy, Inc. References to “selling stockholder” refers to the stockholder listed under the “Selling Stockholder” section of this prospectus, who may sell shares from time to time as described in this prospectus.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to this offering.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

None of this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement may be delivered or securities may be sold on a later date.

Investing in our securities involves a high degree of risk. You should carefully consider the section entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement before you invest in our securities. You should also carefully read the additional information described in the sections entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” before you invest in our securities.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact included in this prospectus and any prospectus supplement regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management or that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. When used in this prospectus or any prospectus supplement, the words “may,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “predict,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. We have based these forward-looking statements on our current expectations and assumptions about future events. These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Actual results may differ materially from those implied or expressed by the forward-looking statements.

While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties relating to, among other matters, the risks discussed in “Risk Factors” and the factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

These forward-looking statements speak only as of the date of this prospectus, or if earlier, as of the date they were made. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

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PROSPECTUS SUMMARY

This summary description about us and information contained elsewhere in this prospectus does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” together with the additional information described under “Information Incorporated By Reference.”

Our Company

We are a Midland-based oil and gas exploration, development and production company with current operations in the Permian Basin of West Texas. Our drilling operations target the Central Basin Platform in Andrews County and Gaines County, Texas and the Delaware Basin in Reeves County and Culberson County, Texas.

Corporate Information

Our principal executive offices are located at 901 West Wall St., Third Floor, Midland, Texas 79701. Our telephone number at that address is (432) 682-7464. Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

Risk Factors

An investment in our common stock involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those in “Item 1A Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, before making an investment decision. Please see “Risk Factors” on page 5 of this prospectus for further information.

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THE OFFERING

Common stock offered by us	None

Common stock that may be offered by the selling stockholder	Up to 3,000,000 shares
Use of Proceeds	We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholder. Please read “Use of Proceeds” and “Selling Stockholder.”
Dividend Policy

The board of directors may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our Common Stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

NYSE American Trading Symbol	REI
Risk Factors

You should carefully read and consider the information beginning on page 5 of this prospectus set forth under the heading “Risk Factors” and all other information set forth in this prospectus before deciding to invest in our common stock.

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RISK FACTORS

An investment in our common stock involves risks. We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and the documents that we have incorporated by reference into this prospectus as provided under “Incorporation of Certain Information by Reference,” including our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Any of these risks and uncertainties could have a material adverse effect on our business, financial condition, cash flows and results of operations. If that occurs, the trading price of our common stock could decline materially, and you could lose all or part of your investment.

The risks included in this prospectus and the documents we have incorporated by reference into this prospectus are not the only risks we face. We may experience additional risks and uncertainties not currently known to us, or as a result of developments occurring in the future. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Relating to Our Common Stock and this Offering

We have no plans to pay dividends on our common stock.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities. In addition, the terms of our Credit Agreement dated July 1, 2014, with SunTrust Bank, as Administrative Agent, as amended (“Revolving Credit Facility”) restrict the payment of dividends to the holders of our common stock and any other equity holders.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our Articles of Incorporation, our board of directors is authorized to issue up to 50,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares. If the board causes shares of preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.

Our board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by our board of directors could include voting rights, or even super voting rights, which could shift the ability to control the Company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the Company, which means that the holders of preferred stock would be entitled to receive the net assets of the Company distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

Provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock.

In addition to the ability of our board of directors to issue preferred stock, the existence of some provisions under Nevada law could delay or prevent a change in control of Ring, which could adversely affect the price of our common stock. Nevada law imposes some restrictions on mergers and other business combinations between us and any holder of ten percent or more of our outstanding common stock.

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The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease. Other factors that may affect the market price of our common stock include:

•	actual or anticipated fluctuations in our quarterly results of operations;
•	liquidity;
•	sales of common stock by our stockholders;
•	changes in oil and natural gas prices;
•	changes in our cash flow from operations or earnings estimates;
•	publication of research reports about us or the oil and natural gas exploration and production industry generally;
•	competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;
•	increases in market interest rates which may increase our cost of capital;
•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;
•	changes in market valuations of similar companies;
•	adverse market reaction to any indebtedness we may incur in the future;
•	additions or departures of key management personnel;
•	actions by our stockholders;
•	commencement of or involvement in litigation;
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;
•	speculation in the press or investment community regarding our business;
•	political conditions in oil and natural gas producing regions;
•	the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;
•	general market and economic conditions; and
•	domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the United States securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Future stock offerings may dilute stockholders.

Given our plans and our expectation that we may need additional capital and personnel in the future, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may dilute the ownership of our stockholders.

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USE OF PROCEEDS

All proceeds from the disposition of the common shares covered by this prospectus will go to the selling stockholder. We will not receive any proceeds from the disposition of the common stock by the selling stockholder. We have, however, agreed to pay certain fees and expenses incident to our contractual obligation to register these shares of our common stock. See “Selling Stockholder” and “Plan of Distribution” for additional information.

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SELLING STOCKHOLDER

This prospectus relates to the possible offer and sale from time to time by the selling stockholder identified below of up to an aggregate 3,000,000 total shares of our common stock, which were issued or are issuable by us pursuant to the Purchase and Sale Agreement. This prospectus will not cover subsequent sales of common stock purchased from the selling stockholder named in this prospectus.

The following table sets forth, based on information provided to us by the selling stockholder or known to us, the name of the selling stockholder and the number of shares of our common stock beneficially owned by the selling stockholder before this offering. The percentage of common stock owned by the selling stockholder is based on 63,229,710 shares of common stock outstanding as of March 14, 2019, plus any shares of common stock issuable to the selling stockholder in connection with the Purchase Agreement. The number of shares owned are those beneficially owned, as determined under the rules of the U.S. Securities and Exchange Commission (the “SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. We prepared the table based on information provided to us by the selling stockholder. We have not sought to verify such information. Other information about the selling stockholder may also change over time. Except as otherwise indicated, the selling stockholder has sole voting and dispositive power with respect to such shares.

Tessara, the selling stockholder, is an affiliate of a broker dealer. Tessara is wholly owned by entities controlled by The Carlyle Group (“Carlyle”). Carlyle has two affiliate broker dealer businesses, TCG Securities, L.L.C. and TCG Capital Markets, L.L.C. Tessara is controlled and managed by a separate board of directors, and Carlyle has internal compliance policies in place to ensure that Tessara will not interact with such affiliates of Carlyle. Tessara has certified it purchased our common stock in the ordinary course of business, and at the time of such purchase, it had no agreements or understanding, directly or indirectly, with any person to distribute such common stock. Selling stockholders who are registered broker-dealers may be deemed to be underwriters within the meaning of the Securities Act. In addition, selling stockholders who are affiliates of registered broker-dealers may be deemed to be underwriters within the meaning of the Securities Act if such selling stockholder (a) did not acquire its shares of common stock in the ordinary course of business or (b) had an agreement or understanding, directly or indirectly, with any person to distribute the common stock. The selling stockholder has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities.

The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the selling stockholder. The selling stockholder may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices; however, the information below with respect to shares beneficially owned after the offering assumes the sale of all shares offered and no other purchases or sales of our common stock.

	Shares of Common Stock Beneficially Owned Prior to the Offering			Shares of Common Stock Being Offered Hereby		Shares of Common Stock Beneficially Owned After Completion of the Offering (1)
Name of Selling Stockholder	Number		Percent	Number		Number	Percent
Tessara Petroleum Resources, LLC(2)	2,623,948	(3)	4%	3,000,000	(3)(4)	-	-

(1) Assumes the sale of all shares of common stock registered pursuant to this prospectus, although, to our knowledge, the selling stockholder is not under any obligation to sell any shares of common stock at this time.

(2) The stockholder’s address is 5825 North Sam Houston Parkway, W., Suite 550, Houston, Texas 77086. Arleen Spangler and Emily Chang are the natural persons who directly or indirectly have power to vote or dispose of the shares held by Tessara.

(3) Includes 215,518 shares held in escrow to satisfy the selling stockholder’s obligations to us in connection with post-closing adjustments pursuant to the terms of the Purchaser Agreement.

(4) Includes an additional 376,052 shares of common stock that may be issued to the selling stockholder to satisfy our post-closing obligations to the selling stockholder in connection with post-closing adjustments pursuant to the terms of the Purchase Agreement.

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PLAN OF DISTRIBUTION

The selling stockholder may from time to time offer some or all of the shares of common stock (collectively, the “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling stockholder will be responsible for any compensation to such broker-dealers or agents. The selling stockholder will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the shares of common stock.

The selling stockholder may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling stockholder in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by the selling stockholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of us or the selling stockholder; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

In connection with sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent.

The selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling stockholder and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling stockholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or donee will be the selling stockholder under this prospectus.

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If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

If underwriters are used in the sale of any securities, an underwriting agreement will be executed with the underwriter at the time of sale, and we will identify any underwriters or agents and describe their compensation in a prospectus supplement used to make resales of the securities to the public. In connection with the sale of the securities, the selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person.

Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will bear all expenses of the registration of the shares of common stock including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws. The selling stockholder will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel of the selling stockholder exceeding $10,000, if any. We estimate these expenses of registration that are payable by us are approximately $47,000 in total. We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the selling stockholder will be entitled to contribution. We will be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder for use in this prospectus, in accordance with the Registration Rights Agreement or will be entitled to contribution. Once sold under this shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and a summary of the rights of our stockholders. This description and summary are not complete, and you should also refer to our Articles of Incorporation and Bylaws, each as amended, which are incorporated by reference in this prospectus, and to Nevada law.

We are authorized to issue up to 150,000,000 shares of common stock, par value $0.001 per share, and up to 50,000,000 shares of preferred stock, par value $0.001 per share. As of March 14, 2019, there were 63,229,710 shares of our common stock issued and outstanding and no shares of preferred stock outstanding. All outstanding shares of common stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided in the Articles of Incorporation of the Company. Except as otherwise provided by the corporation law of the State of Nevada, the Articles of Incorporation of the Company or the Bylaws of the Company, if a quorum is present: (a) directors shall be elected by a plurality of the votes of the shares of capital stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (b) action on any matter other than the election of directors shall be approved if the votes cast by the holders of shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing such action. Holders of common stock do not have cumulative voting rights.

Our board of directors is elected annually at our annual meeting of stockholders. Each director holds office until the next annual meeting of our stockholders at which his term expires and until his successor is elected and qualified, or until his earlier death, resignation or removal.

Any action that the stockholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records. We will give notice of any action so taken within ten (10) days of the date of such action to those stockholders entitled to vote thereon who did not give their written consent and to those stockholders not entitled to vote thereon.

According to the Company’s Articles of Incorporation, the authority to adopt, amend or repeal our Bylaws is reserved exclusively to the Board of Directors.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the common stock.

Dividend Rights

The board of directors may from time to time declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by the corporation law of the State of Nevada.

We have not declared or paid any cash dividends on our common stock during the last five years. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

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Redemption

Our common stock is not redeemable.

Conversion Rights

Our common stock is not convertible.

Preemptive Rights

Holders of our common stock do not have preemptive rights.

Other Provisions

The common stock to be offered by this prospectus and any applicable prospectus supplement has been duly and validly authorized by the Company, and is fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our common stock is Standard Registrar and Transfer Company. Its address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is (801) 571-8844.

Listing

Our common stock is listed on the NYSE American under the symbol “REI”.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our Articles of Incorporation and bylaws, as amended, because they, and not this description, define your rights as a holder our common stock. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Anti-Takeover Provisions of Our Charter Documents and Bylaws

Sections 78.378 to 78.3793 of the Nevada Revised Statutes, or NRS, contain provisions that may prevent any person acquiring a controlling interest in a Nevada company from exercising voting rights. Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in a company’s common shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested stockholders at a special stockholders’ meeting held upon the request and at the expense of the acquiring person. We have expressly opted-out of, or elect not to be governed by, the “Acquisition of Controlling Interest” provisions contained in NRS Sections 78.378 through 78.3793, inclusive, or any successor statutes.

Board Vacancies are Generally Filled by Remaining Directors and Not Stockholders

Our Bylaws provide that any vacancies on the board of directors may be filled by the vote of the majority of the remaining directors, although less than a quorum. Notwithstanding the immediately preceding sentence, the board of directors may by resolution determine that any such vacancies or newly created directorships shall be filled by our stockholders representing at least one-third (1/3) of the issued and outstanding shares of our capital stock that would be entitled to vote at a meeting of stockholders.

Stockholder Meetings

Our Bylaws provide that a special meeting of stockholders, other than those required by Nevada law, may be called by or at the request of the Chairman of the Board or the Chief Executive Officer, and shall be called by the Secretary at the written request, or by resolution adopted by, a majority of the Board of Directors or the holders of 10% of the outstanding shares of capital stock entitled to vote at the meeting.

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Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to designate and issue, without stockholder approval, one or more series of preferred stock with voting or other rights or preferences that could make it more difficult or prevent a change of control of the company or the removal of our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

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LEGAL MATTERS

The validity of our common stock offered by this prospectus will be passed upon for us by Baker & Hostetler LLP, Houston, Texas.

EXPERTS

Independent Accountants

The financial statements of Ring Energy, Inc. as of December 31, 2018 and 2017 and for the three-year period ended December 31, 2018, and the effectiveness of Ring Energy, Inc. internal control over financial reporting as of December 31, 2018, in the Pre-effective Amendment No. 1 to the Registration Statement on Form S-3, have been audited by Eide Bailly LLP, independent registered public accounting firm, in a report dated February 28, 2019, which appears in the Annual Report on Form 10-K of Ring Energy, Inc. We have incorporated by reference our financial statements in this prospectus and elsewhere in the registration statement of which this prospectus is a part in reliance on Eide Bailly LLP’s report, given on their authority as experts in accounting and auditing.

Petroleum Engineers

The information regarding estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom is based upon estimates of such reserves and present values prepared by or derived from estimates included in this prospectus, prepared by independent third party engineers and audited by Cawley, Gillespie & Associates, Inc., independent petroleum engineers and Williamson Petroleum Consultants, Inc., independent petroleum engineers. The information incorporated by reference into this prospectus, including the estimated quantities of oil and natural gas reserves and the discounted present value of future pre-tax cash flows therefrom, is based upon estimates of such reserves and present values as of December 31, 2018, prepared by or derived from the “Evaluation Summary” dated January 31, 2019, prepared by Cawley, Gillespie & Associates, Inc.. All such information incorporated by reference herein has been included in reliance on the authority of said firm as an expert in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a web site, located at www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants, including us, that file electronically.

Our website address is http://www.ringenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in our common stock, you should always check for and review reports we may have filed with the SEC after the date of this prospectus. The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	Current Report on Form 8-K filed with the SEC on February 28, 2019; and

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•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 28, 2013, and including any subsequent amendments or reports filed with the SEC for the purpose of updating such description.

All future documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01) before the termination of the offering under this prospectus and any applicable prospectus supplement shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. All filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any applicable prospectus supplement.

We will provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: Ring Energy, Inc., 6555 S. Lewis Ave., Suite 200, Tulsa, Oklahoma 74136, Attention: William R. Broaddrick, or by telephone number at (918) 499-3880.

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RING ENERGY, INC.

3,000,000 Shares of Common Stock

PROSPECTUS

March 18, 2019